Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Genius Brands International, Inc.  filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 30, 2020, relating to the consolidated financial statements of Genius Brands International, Inc., appearing in the Prospectus, which is a part of the Registration Statement (No. 333-248263) on Form S-3 declared effective on September 15, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

Los Angeles, California

October 27, 2020